Filed Pursuant to Rule 424(b)(5)

Registration No. 333-213221

PROSPECTUS SUPPLEMENT (To Prospectus dated August 29, 2016)

1,200,000 Units, each consisting of one share of Common Stock and a Warrant to purchase 0.25 of one share of Common Stock

Financial Advisor Warrant to purchase 20,000 shares of Common Stock

SITO Mobile, Ltd.

Pursuant to this prospectus supplement and the accompanying supplement, we are offering 1,200,000 shares of our common stock, $0.001 par value per share, and common stock purchase warrants, or warrants, to purchase up to 300,000 shares of our common stock (and the shares of common stock issuable upon the exercise of the warrants). The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.25 of one share of common stock. The warrants have an exercise price of $6.25 per whole share of common stock. Each unit will be sold to investors in this offering at a negotiated price of $5.00 per unit. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to our financial advisor, as part of the compensation payable to the financial advisor in connection with this offering.

Our common stock is traded on the NASDAQ Capital Market under the symbol “SITO.” On July 21, 2017, the last reported sales price for our common stock was $6.13 per share. The warrants are not and will not be listed on any national securities exchange or other trading market.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$5.00	$6,000,000.00
Proceeds to us, before expenses (1)	$5.00	$6,000,000.00

(1)  The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering. We have agreed to pay certain fees and expenses and issue a warrant to purchase 20,000 shares of our common stock to our financial advisor (the “Financial Advisor Warrant”) in connection with this offering as described in the Plan of Distribution beginning on page S-24 of this prospectus supplement.

We expect that delivery of the shares and warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about July 27, 2017, subject to the satisfaction of certain conditions.

The date of this prospectus supplement is July 24, 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-213221) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50,000,000, of which this offering is a part.

We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, “SITO”, “SITO Mobile,” the “Company,” “we,” “our” or “us” refer to SITO Mobile, Ltd. and its wholly-owned subsidiaries.

S-iii

FORWARD-LOOKING INFORMATION

The prospectus and this prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	the effects of future regulation; and

●	our ability to protect or monetize our intellectual property.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-4, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

About SITO Mobile

We are a mobile location-based advertising platform serving businesses, advertisers and brands. Through our platform, our solutions allow marketers to create content targeted to audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices, SITO Mobile provides our customers with the ability to deliver actionable content in a real-time manner, while providing measurement and analytics that allow campaigns to be fluid and transaction driven.

Our emphasis is on mobile location-based advertising that give brands, agencies and retailers the ability to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response. Our platform launches enhancements to location-based advertising and drives focus on our core offerings and products, such as Real-Time Verified Walk-in, our proprietary mobile attribution engine. We believe our products give our clients the appropriate measurement, beyond click-through-rates to properly assess return on investment and alter advertising programs in real-time, which we believe can provide a meaningful difference in campaign results and visibility and a competitive advantage.

Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Our telephone number is (201) 275-0555. We maintain an Internet website at www.sitomobile.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Recent Developments

Compensation Arrangements of Executive Officers

On July 23, 2017, the Compensation Committee of the Board of Directors of the Company approved compensation packages for each of Mr. Thomas J. Pallack, the Company’s Chief Executive Officer, Mr. Mark Del Priore, the Company’s Chief Financial Officer and Mr. William Seagrave, the Company’s Chief Operating Officer, (each, an “Executive”) and the Company entered into employment agreements (the “Employment Agreements’) setting forth the terms and conditions of each such Executive’s compensation including potential severance and change in control benefits with each such Executive.

Mr. Pallack’s compensation as Chief Executive Officer will consist of (i) an annual base salary of $350,000, (ii) eligibility for an annual cash bonus, (iii) a grant of stock options to purchase 400,000 shares of Company’s Common Stock, which will vest ratably over four years, (iv) a grant 1,028,050 restricted stock units (“RSUs”), which will vest with respect to (A) 20% of such shares in the event the average closing price of the Company’s Common Stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of the Company’s Common Stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of the Company’s Common Stock is at least $15.00 per share for 65 consecutive trading days.

Mr. Del Priore’s compensation as Chief Financial Officer will consist of (i) an annual base salary of $225,000, (ii) eligibility for an annual cash bonus, (iii) a grant of options to purchase 100,000 shares of the Common Stock, which will vest ratably over four years, and (iv) a grant of 225,468 RSUs, which will vest with respect to (A) 20% of such shares in the event the average closing price of the Company’s Common Stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of the Company’s Common Stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of the Company’s Common Stock is at least $15.00 per share for 65 consecutive trading days.

Mr. Seagrave’s compensation as Chief Operating Officer will consist of (i) an annual base salary of $300,000, (ii) eligibility for an annual cash bonus, (iii) a grant of options to purchase 100,000 shares of the Common Stock, which will vest ratably over four years, and (iv) a grant of 225,468 RSUs, which will vest with respect to (A) 20% of such shares in the event the average closing price of the Company’s Common Stock is at least $7.00 per share for 65 consecutive trading days, (B) an additional 30% of such shares in the event the average closing price of the Company’s Common Stock is at least $10.00 per share for 65 consecutive trading days and (C) the remaining 50% of such shares in the event the average closing price of the Company’s Common Stock is at least $15.00 per share for 65 consecutive trading days.

Options and RSU awards to the Executives may be settled in either shares of Common Stock or cash, at the election of the Company.

2017 Bonus Metrics. For the fiscal year ended December 31, 2017, each Executive’s annual cash bonus will be determined according to two metrics -- the Company’s revenues during the six months ended December 31, 2017 and the number Data Deals (as defined in each Employment Agreement) executed during the year. If the Company’s revenue for the six months ended December 31, 2017 is at least $20.0 million and the Company executes not less than two Data Deals, each Executive will be entitled to a bonus equal to 50% of his base salary. If the Company’s revenue for the six months ended December 31, 2017 is at least $22.5 million and the Company executes not less than three Data Deals, each Executive will be entitled to a bonus equal to 100% of his base salary. If the Company’s revenue for the six months ended December 31, 2017 is at least $25.0 million and the Company executes not less than four Data Deals, each Executive will be entitled to a bonus equal to 200% of his base salary.

Severance Benefits. Each of the Employment Agreements provides that if the respective Executive’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by the Executive for good reason (as defined in the Employment Agreement), then he will have the right to receive:

●	twelve months of base salary following that termination;

●	a cash bonus equal to 100% of the Executive’s base salary, which amount will be paid in the year following the termination at the time annual bonuses are paid to the Company’s senior executives;

●	accelerated vesting of 100% of the Executive’s initial stock option award set forth above;

●	accelerated vesting of the Executive’s initial RSU award, prorated based on the number of years served prior to termination; and

●	a waiver of the applicable premium otherwise payable for COBRA continuation coverage for him (and, to the extent covered immediately prior to the date of such cessation, his eligible dependents) for a period equal to twelve months.

Change of Control Benefits. Each of the Employment Agreements provides that if the respective Executive’s employment is terminated by the Company without cause or upon resignation by the Executive for good reason, in each case, during the twelve month period following a change in control (as defined in the Employment Agreement) of the Company, all of his unvested restricted stock, stock options and other equity incentives awarded him by the Company will become immediately and automatically fully vested and exercisable (as applicable).

Each Employment Agreement also provides for customary non-competition, non-solicitation and employee no-hire covenants that apply during employment and the twelve month period thereafter and a perpetual confidentiality covenant.

Transfer of Revenue Sharing and Note Purchase Agreement

On July 11, 2017, TAR SITO LendCo LLC (“TAR LendCo”), an entity owned and controlled by Julian Singer, the son of Karen Singer (sole member of TAR Holdings LLC, who owns a significant amount of the Company’s common stock), acquired from Fortress Credit Opportunities V CLO Limited, CF EZ LLC, and CF DB EZ LLC all rights, title and interest as “Purchaser” and “Revenue Participant” under the Revenue Sharing and Note Purchase Agreement (as defined below) and related documents. Ms. Singer has announced that she believes that certain “Events of Default” may have occurred and are continuing under the Revenue Sharing and Note Purchase Agreement and related documents and has reserved all rights to take any actions under the law, the Revenue Sharing and Note Purchase Agreement and related documents to protect Ms. Singer’s and TAR LendCo’s interests, including accelerating obligations under the Revenue Sharing and Note Purchase Agreement and related documents and foreclosing upon collateral subject to such agreements. Further, TAR Holdings LLC has announced its view that the Board of Directors should promptly and diligently pursue a sale of the Company and its business or assets.

Although the Company believes that it is in compliance with all covenants and its other obligations under the Revenue Sharing and Note Purchase Agreement, the Company's Board of Directors is nonetheless concerned about the substantial amount of the Company's and management's time, effort and expense that would be required to defend the claims and threats made by Ms. Singer and her affiliates, even if such claims are without merit. In addition, the Board of Directors of the Company believes that a sale of the Company or its business or assets is not in the best interests of the Company’s shareholders at this time. The Company intends to vigilantly defend the interests of all of the Company’s shareholders.

THE OFFERING

Common stock we are offering	1,200,000 shares

Common stock to be issued and outstanding after this offering	21,915,564 shares

Warrants we are offering

We are offering warrants to purchase 300,000 shares of common stock. Each warrant has an exercise price of $6.25 per share, is exercisable immediately after issuance and has a term of five years from the initial exercise date.

We are issuing the Financial Advisor Warrant as part of the compensation payable to the placement agent in connection with this offering. The Financial Advisor Warrant will be substantially on the same terms as the other warrants issued in the offering.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants issued to investors and the warrant issued to our financial advisor. There is currently no market for the warrants and none is expected to develop after this offering. We do not intend to list the warrants on any national securities exchange or other trading market.

Listing	Our common stock is traded on the NASDAQ Capital Market under the symbol “SITO”.

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $5.6 million, after deducting estimated financial advisory fees and estimated offering expenses payable by us. We currently intend to use net proceeds from this offering together with cash on hand to repay the entire principal amount outstanding, together with all accrued and unpaid interest, under our senior secured note (the “Note”) issued pursuant to the Revenue Sharing and Note Purchase Agreement. After the repayment of the Note, we will remain subject to the covenants of the Revenue Sharing and Note Purchase Agreement and remain obligated to pay the Revenue Participants under such agreement a portion of the revenues we derive from third parties in respect of certain of our patents or on account of the sale of certain products or services using these patents totaling (i) up to $5,000,000, if paid in full prior to March 31, 2018 and (ii) otherwise, up to $7,500,000 (the “Revenue Stream”). See “Use of Proceeds.”

Risk factors	You should carefully consider the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus when making a decision to invest in our securities.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 21,915,564 shares of common stock issued and outstanding as of July 18, 2017 and excludes, as of that date:

●	3,727,529 shares of our common stock issuable upon exercise of outstanding stock options and unvested RSU awards;

●	73,750 shares of our common stock reserved for future grants under the Company's 2009 Employee and Consultant Stock Plan (“2009 Plan”) and 2,385,507 shares of our common stock reserved for future grants under the Company's 2010 Stock Plan (“2010 Plan”);

●	all purchase rights under the Company's Section 382 Tax Benefits Preservation Plan, dated as of April 3, 2017, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Section 382 Tax Benefits Preservation Plan”);

●	300,000 shares of our common stock issuable upon the exercise of warrants offered hereby; and

●	20,000 shares of our common stock issuable upon the exercise of the Financial Advisor Warrant issued in connection with this offering.

RISK FACTORS

Any investment in our securities involves a high degree of risk, including the risks described below. Before purchasing our securities, you should carefully consider the risk factors discussed below, and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on April 17, 2017, which is incorporated herein by reference in its entirety, together with all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including our consolidated financial statements and the related notes contained in our most recent Annual Report on Form 10-K, Annual Report on Form 10-K/A, and Quarterly Reports on Form 10-Q, as well as any amendments thereto, as filed with the SEC, before deciding whether to invest in our securities.  Our business, financial condition and results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment in our company. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please also read carefully the section below entitled “Forward-Looking Information.”

Risks Related to This Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the public offering price per unit of the securities being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $5.00 per unit, attributing no value to the warrants, if you purchase units in this offering, you will suffer immediate and substantial dilution of $4.09 per share in the net tangible book value of the common stock. In the event that you exercise your warrants, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the book value per share of our common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you would incur if you purchase securities in this offering.

Investors in this offering may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Risks Related to the Warrants

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may never have any value.

The warrants comprising part of the units being sold in this offering, have an exercise price of $6.25 per share of common stock. In the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Risks Relating to Ownership of our Common Stock

Trading in our stock has been modest, so investors may not be able to sell as much stock as they want at prevailing prices. Moreover, modest volume can increase stock price volatility.

Because there is a limited trading in our common stock, it may be difficult for investors to sell or buy substantial quantities of shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused trading a relatively small number of shares.

Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on the market price of our common stock.

Common stock prices are often significantly influenced by the research and reports that securities analysts publish about companies and their business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock. If our common stock is covered by securities analysts and our stock is downgraded, our stock price will likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we can lose visibility in the financial markets, which can cause our stock price or trading volume to decline.

The price of our common stock has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock has been and is likely to be volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results (including whether we have achieved our key business targets and/or earnings estimates) and prospects;

●	announcements of technological innovations or new services by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, business successes, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel;

●	sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);

●	actual or anticipated monetization of our patents;

●	general market conditions and broader political and economic conditions; and

●	other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, which have often been unrelated to the operating performance of companies, and in particular the market prices of stock in smaller companies and technology companies have been highly volatile. The market price of our common stock at any particular time may not remain the market price in the future. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against that company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not expect any cash dividends to be paid on our common stock in the foreseeable future.

We have never declared or paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. We expect to use future earnings, if any, as well as any capital that may be raised in the future, to fund business growth. Consequently, a stockholder’s only opportunity to achieve a return on investment would be for the price of our common stock to appreciate. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Delaware law and our certificate of incorporation and bylaws contain anti-takeover provisions, and our Board of Directors has adopted a Section 382 Tax Benefits Preservation Plan in the form of a stockholder rights agreement, any of which could delay or discourage a merger, tender offer, or assumption of control of us not approved by our Board that some stockholders may consider favorable.

Delaware law and our certificate of incorporation and amended and restated bylaws contain certain provisions, and our Board of Directors recently adopted a Section 382 Tax Benefits Preservation Plan in the form of a stockholder rights agreement with an expiration date of April 3, 2020 and an ownership trigger threshold of 4.99%, any of which could render more difficult, or discourage a merger, tender offer, or assumption of control of us that is not approved by our Board of Directors. The Section 382 Tax Benefits Preservation Plan, however, should not interfere with any merger, tender or exchange offer or other business combination approved by our Board of Directors. Nor does the rights agreement prevent our Board of Directors from considering any offer that it considers to be in the best interest of our stockholders.

Risks Relating to the Revenue Sharing and Note Purchase Agreement

We may be unable to comply with the liquidity covenant in the Revenue Sharing and Note Purchase Agreement.

On October 3, 2014, we entered into a Revenue Sharing and Note Purchase Agreement (the “Revenue Sharing and Note Purchase Agreement”) by and among the Company, SITO Mobile Solutions, Inc., our wholly-owned subsidiary, SITO Mobile R&D IP, LLC, our wholly-owned subsidiary, Fortress Credit Co. LLC, and CF DB EZ LLC (the “Revenue Participant”). Pursuant to the Revenue Sharing and Note Purchase Agreement, among other things, we sold to the Revenue Participant the right to receive a portion of certain revenues received from the monetization of certain of our patents, in an aggregate amount of up to $5.0 million (if paid in full prior to March 31, 2018) or $7.5 million (if paid in full prior to March 31, 2018), subject to the terms of the Revenue Sharing and Note Purchase Agreement. Under the Revenue Sharing and Note Purchase Agreement, we are required to comply with certain informational and financial covenants. Any failure to comply with these covenants may constitute an event of default under the Revenue Sharing and Note Purchase Agreement, which may result in the purchasers declaring all outstanding amounts due under the Notes and the Revenue Stream to be immediately due and payable. Such an event may have a material adverse effect on our company.

The Revenue Sharing and Note Purchase Agreement restricts our ability to monetize our patents.

Under the Revenue Sharing and Note Purchase Agreement, we may not dispose of any of our patents without the written consent of the Majority Purchasers (as defined in such agreement). As a result, we may be unable to take advantage of opportunities to monetize our patents that we consider potentially profitable. This restriction may have a material adverse effect on our business.

All rights under the Revenue Sharing and Note Purchase Agreement have been assigned to affiliates of one of our shareholders, whose interests may not be aligned with other shareholders of the Company.

On July 11, 2017, TAR SITO LendCo, an entity owned and controlled by Julian Singer, the son of Karen Singer (sole member of TAR Holdings LLC, who owns a significant amount of the Company’s common stock), acquired from Fortress Credit Opportunities V CLO Limited, CF EZ LLC, and CF DB EZ LLC all rights, title and interest as “Purchaser” and “Revenue Participant” under the Revenue Sharing and Note Purchase Agreement and related documents. Ms. Singer has announced that she believes that certain “Events of Default” may have occurred and are continuing under the Revenue Sharing and Note Purchase Agreement and related documents and has reserved all rights to take any actions under the law, the Revenue Sharing and Note Purchase Agreement and related documents to protect Ms. Singer’s and TAR LendCo’s interests, including accelerating obligations under the Revenue Sharing and Note Purchase Agreement and related documents and foreclosing upon collateral subject to such agreements. Further, TAR Holdings LLC has announced its view that the Board of Directors should promptly and diligently pursue a sale of the Company and its business or assets.

Although the Company believes that it is in compliance with all covenants and its other obligations under the Revenue Sharing and Note Purchase Agreement, the Company's Board of Directors is nonetheless concerned about the substantial amount of the Company's and management's time, effort and expense that would be required to defend the claims and threats made by Ms. Singer and her affiliates, even if such claims are without merit. In addition, the Board of Directors of the Company believes that a sale of the Company or its business or assets is not in the best interests of the Company’s shareholders at this time. The Company intends to vigilantly defend the interests of all of the Company’s shareholders.

The obligations in the Revenue Sharing and Note Purchase Agreement will continue to apply following the repayment of the Note.

After the repayment of the Note, the Company will remain subject to the Revenue Sharing and Notes Purchase Agreement until the Revenue Stream is satisfied. As such, the Company will remain subject to the covenants of the Revenue Sharing and Notes Purchase Agreement, including the minimum liquidity covenant, and will remain obligated to pay the Revenue Participants under such agreement certain revenues received from the monetization of certain of our patents, in an aggregate amount of up to $5.0 million (if paid in full prior to March 31, 2018) or $7.5 million (if paid in full thereafter). In addition, TAR Lendco, or any successor in interest to TAR Lendco’s rights under the Revenue Sharing and Note Purchase Agreement and related documents could continue to exercise remedies thereunder in connection with the occurrence of an Event of Default.

Risks Relating to our Business

We have a history of operating losses.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a consolidated net loss of $3.3 million from continuing operations for the fiscal year ended December 31, 2016 and consolidated net losses for all prior periods that has resulted in our having an accumulated deficit of $143.8 million as of March 31, 2017. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress the price of our stock.

We may need to raise additional capital to meet our business requirements in the future. Capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.

Given our strategy, which requires us to invest in new product offerings, hiring plans, expectations and debt obligations that we may need additional capital, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

Furthermore, any additional debt or equity or other financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operations if we do not generate sufficient revenues from operations.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

Of our revenue earned during the fiscal year ended December 31, 2016, approximately 19% was generated from contracts with one specific advertising agency. During the fiscal year ended December 31, 2015, contracts with this advertising agency generated 16% of sales from continuing operations. If this customer were to terminate their business relationships with us, our future revenue and operating profits may be materially harmed.

We may experience quarterly fluctuations in our operating results due to a number of factors which make our future results difficult to predict and could cause our operating results to fall below expectations.

Our quarterly operating results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not consider our past results, including our recent growth rates as indicative of our future performance.

In addition to other risk factors listed in this section, factors that may affect our quarterly operating results include the following:

●	Seasonal variations in advertising spending;

●	fluctuations in demand for our solutions;

●	the length and associated unpredictability of our sales cycle;

●	the timing and amount of investment in the development of new technologies, features and functionality of our platform;

●	changes in the availability or price of advertising inventory;

●	the timing and success of changes in our offerings or those of our competitors;

●	changes in our pricing or pricing of our competitors’ solutions;

●	changes in government regulation applicable to our industry; and

●	general economic conditions.

Based upon all of the factors described above, we have a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may from time to time fall below our estimates.

We may not maintain our recent revenue growth.

Our revenue growth will depend, in part, on our ability to acquire new customers, gain a larger amount of advertising spend from our existing customers, continue to innovate and develop new technologies, features and functionality and increase our share of and compete successfully in the new growing mobile digital advertising markets, and we may fail to do so. Further, to accommodate growth we must continually improve and maintain our technology, systems and network infrastructure. As such, we may be unable to manage our expenses effectively in the future, which would use our cash and negatively impact our gross margin or operating expenses in any particular quarter. A variety of factors outside of our control could affect our revenue growth, including changes in spend budgets of advertisers and the timing and size of their spend. Decisions by advertisers to delay or reduce their advertising spending or divert spending away from mobile advertising could slow our revenue growth or reduce our revenue. You should not consider our recent revenue growth rates as indicative of our future growth.

We may not be able to manage our growth effectively.

We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

●	meet our capital needs;

●	implement, improve and expand our operational, financial, management information, risk management and other systems effectively or efficiently or in a timely manner;

●	allocate our human resources optimally;

●	identify, hire, train, motivate and retain qualified managers and employees;

●	develop the management skills of our managers and supervisors; or

●	evolve a corporate culture that is conducive to success.

If we do not manage our growth effectively, successfully forecast demand for our solutions or manage our expected expenses accordingly, our operating results will be harmed. If we fail to manage our growth effectively, our financial performance may suffer.

If our customers do not maintain and increase their advertising spend through our platform, our revenue growth and results of operations will be adversely affected.

Advertisers generally use multiple providers in managing advertising spend. Accordingly, we must convince our customers to use our solutions, increase their usage and spend a larger share of their advertising budgets with us, and do so on an on-going basis. We may not be successful at educating and training customers, particularly our newer customers, on the benefits of our products to increase usage and generate higher levels of advertising spend. If these efforts are unsuccessful or advertisers decide not to continue to maintain or increase their advertising spend through our platform for any other reason, then we may not attract new advertisers or our existing customers may reduce their advertising spend through or cease using our platform. Therefore, we cannot assure you that advertisers that have generated advertising spend through our platform in the past will continue to generate similar levels of advertising spend in the future or that they will continue to use our platform at all. We may not be able to replace customers who decrease or cease their usage of our platform with new customers that spend similarly on our platform. If our existing customers do not continue to use and increase their use of our platform, or if we are unable to attract sufficient advertising spend on our platform from new customers, our revenue could decline, which would materially and adversely harm our business and results of operations.

We generally do not have long-term agreements with our customers, and we may be unable to retain key customers, attract new customers, or replace departing customers with customers that can provide comparable revenue to us.

Our success requires us to maintain and expand our current customer relationships and to develop new relationships. Our contracts and relationships with advertising agencies on behalf of advertisers are typically short term in nature and generally do not include long-term obligations requiring them to purchase our solutions and are cancelable upon short or no notice and without penalty. As a result, we may have limited visibility into our future advertising revenue streams. We cannot assure you that our customers will continue to use our solutions, or that we will be able to replace, in a timely or effective manner, departing customers with new customers that generate comparable revenue. If a major customer representing a significant portion of our business decides to materially reduce its use of our solutions or to cease using our solutions altogether, our revenue could be significantly reduced. Any non-renewal, renegotiation, cancellation or deferral of large advertising contracts, or a number of contracts that in the aggregate account for a significant amount of revenue, could cause an immediate and significant decline in our revenue and harm our business.

We have identified significant deficiencies in our internal control over financial reporting, and our business and stock price may be adversely affected if we do not adequately address those deficiencies or if we have other significant deficiencies or material weaknesses in our internal control over financial reporting.

As part of our evaluation of internal control over financial reporting for the fiscal year ended December 31, 2016, we identified significant deficiencies in the areas of executive expenses and executive payroll. While all employees are required to present and validate all business expenses incurred in performance of their duties with us, two members of management did not adhere to this policy. As a result, former management was able to use company assets for other than legitimate business purposes. Our management concluded that these deficiencies represent significant deficiencies. A “significant deficiency” is a control deficiency, or a combination of control deficiencies, that adversely affects a company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of our annual or interim financial statements that is more than inconsequential will not be prevented or detected.

Internal controls over financial reporting are processes designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Failure to maintain effective internal controls over financial reporting in the future could cause us to fail to meet our reporting obligations, cause our consolidated financial statements to contain material misstatements, and harm our business and operating results. Our internal controls may not prevent all potential errors, because any control system, regardless of its design, can provide only reasonable, and not absolute, assurance that the objectives of the control system will be achieved.

We cannot assure you that in the future additional significant deficiencies and material weaknesses will not occur, exist or otherwise be identified. We will continue to monitor the effectiveness of our processes, procedures and controls and will make changes as management determines appropriate. Effective internal controls are necessary for us to produce reliable financial reports. If we cannot produce reliable financial reports, our business and operating results may be adversely affected, investors may lose confidence in our reported financial information, there may be a negative effect on our stock price, and we may be subject to civil or criminal investigations and penalties.

If we fail to maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible for reviewing and assessing our internal controls and implementing additional controls when improvement is needed. We determined that as of the period ended December 31, 2016, which we are required to assess and report in Item 9A. Controls and Procedures of our Annual Report on Form 10-K, on file with the SEC, that we had significant deficiencies in our internal controls, which requires us to remediate such deficiencies. Failure to implement any required changes to our internal controls or other changes we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our stock.

Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and must scale our procedures to be compatible with our resources. We also rely on outside professionals including accountants and attorneys to support our control procedures. Until fiscal year 2012, we did not have an Audit Committee, Compensation Committee or Governance and Nominating Committee composed of independent directors. We are working to improve all of our controls but, if our controls are not effective, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties which could lead to a decrease in the market price of our stock.

We are dependent upon key personnel whose loss may adversely impact our business.

Our success depends in large part on the continued service of our management and other key personnel and our ability to continue to attract, motivate and retain highly qualified employees. If one or more of our key employees leaves the Company, we will have to find a replacement with the combination of skills and attributes necessary to execute our strategy. Because competition from other technology companies for skilled employees is intense, and the process of finding qualified individuals can be lengthy and expensive, we believe that the loss of services of key personnel could negatively affect our business, financial condition and results of operations.

We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business and management.

We acquired DoubleVision in July 2014 and completed our acquisition of the assets of Hipcricket in July 2015. Our growth strategy is dependent on the success of these acquisitions and in the future we may acquire additional companies, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions or any other future acquisition, and any acquisition has numerous risks. These risks include the following:

●	difficulty in assimilating the operations and personnel of the acquired company;

●	difficulty in effectively integrating the acquired technologies or products with our current technologies;

●	difficulty in maintaining controls, procedures and policies during the transition and integration;

●	disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;

●	difficulty integrating the acquired company’s accounting, management information and other administrative systems;

●	inability to retain key technical and managerial personnel of the acquired business;

●	inability to retain key customers, vendors and other business partners of the acquired business;

●	inability to achieve the financial and strategic goals for the acquired and combined businesses;

●	incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;

●	potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement and other legal and financial liabilities, among other things; and

●	potential inability to assert that internal controls over financial reporting are effective.

Mergers and acquisitions of companies are inherently risky and, if we do not complete the integration of acquired businesses successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition or results of operations.

We may not be able to compete successfully against current and future competitors because competition in our industry is intense, and our competitors may offer solutions that are perceived by our customers to be more attractive than ours or leverage captive inventory or data to their advantage. These factors could result in declining revenue or the inability to grow our business.

Competition for our advertisers’ advertising budgets is intense, as is competition for broader advertising solutions such as data management platforms. We operate in a market that is subject to rapid development and introduction of product and service offerings, changing branding objectives and evolving customer demands, all of which affect our ability to remain competitive. We expect competition to increase as the barriers to enter our market are low and consolidation is increasing. Increased competition may force us to charge less for our solutions, or offer pricing models that are less attractive to us and decrease our margins. Our principal competitors for our media buying solutions include traditional advertising networks, and advertising agencies that operate an agency trading desk, either directly or through an affiliate. Competitors for our solutions include other companies that offer self-service DSP and/or DMP solutions, which allow advertisers to purchase inventory directly from advertising exchanges or other third parties and manage and analyze their own consumer data and third party data. Other competitors for our solutions include in-house tools and custom solutions currently used by brand advertisers to manage their customer data and advertising and marketing activities. We also face competition in our location based solutions from other company’s such as: xAd, PlaceIQ, NinthDecimal, MaxPoint, and 4INFO. As our platforms evolve and we introduce new technologies, features and functionality, we may face competition from new sources.

We also compete with services offered through large online portals that have significant brand recognition, such as Yahoo!, Google, and Facebook. These large portals have substantial proprietary digital advertising inventory that may provide them with competitive advantages, including far greater access to Internet user data, and the ability to significantly influence pricing for digital advertising inventory. Furthermore, these portals may not offer some of their premium, or even all of their inventory, for sale, but instead, use it in their own captive advertising activities. We also compete for a share of advertisers’ total advertising budgets with online search advertising, for which we do not offer a solution, and with traditional advertising media, such as direct mail, broadcast television, radio, cable and print. Some of our competitors have also established reputations for specific services, such as retargeting with dynamic creative, for which we do not have an established market presence. Many current and potential competitors have competitive advantages relative to us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising inventory on premium websites and significantly greater financial, technical, sales and marketing resources. Increased competition may result in reduced pricing for our solutions, longer sales cycles or a decrease of our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.

We must develop new product offerings and introduce enhancements that include new features and functionality that achieve market acceptance or that keep pace with technological developments to remain competitive in our evolving industry.

We operate in a dynamic market characterized by rapidly changing technologies and industry and legal standards. The introduction of new advertising solutions by our competitors, the market acceptance of solutions based on new or alternative technologies, or the emergence of new advertising industry standards could render our platform obsolete. Our ability to compete successfully, attract new customers and increase revenue from existing customers depends in large part on our ability to enhance and improve our existing platform and to continually introduce or acquire new technologies and features and functionality demanded by the market we serve. The success of any enhancement or new solution depends on many factors, including timely completion, adequate quality testing, appropriate introduction and market acceptance. Any new solution, product or feature that we develop or acquire may not be introduced in a timely or cost-effective manner, may contain defects or may not achieve the broad market acceptance necessary to generate significant revenue. If we are unable to anticipate or timely and successfully develop or acquire new offerings or features or enhance our existing platform to meet evolving customer requirements, our business and operating results will be adversely affected.

Further, the planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues.

An adverse trend in sales during the holiday season could affect our financial results.

Historically, a high percentage of our annual sales have been attributable to the winter holiday selling season. In contrast, a substantial portion of our expenses are personnel related and include salaries, stock-based compensation, and benefits, which are not seasonal in nature. Accordingly, in the event of revenue shortfalls, we are generally unable to mitigate the negative impact on our results from operations in the short term.

Any forecasts of market growth that we have provided or may provide in the future may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates, which may not prove to be accurate. Forecasts relating to the expected growth in advertising and other markets, may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.

We may not be able to adequately safeguard our intellectual property rights from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.

We rely on a combination of patents, trade secrets, copyrights, trademarks, and other intellectual property laws, nondisclosure agreements and other arrangements with employees, actual and prospective customers and actual or prospective capital providers and their agents and advisors, and other protective measures to preserve our proprietary rights. These measures afford only limited protection and may not preclude competitors from developing products or services similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

Although we implement protective measures and intend to defend our proprietary rights, our efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our issued or licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights can involve complex factual and legal questions and can be expensive, would require management’s attention and might not bring us timely or effective relief.

Furthermore, third parties may assert that our products or processes infringe upon their intellectual property rights. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial judgments, and could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief which could effectively block our use of allegedly infringing intellectual property. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms and conditions, if at all.

We may not be able to effectively protect or monetize our patents.

We have 30 patents, which were issued from May 2006 to March 2017, related to mobile search, commerce, advertising and streaming media. To monetize some or all of our patents through sales of one or more patents would require access to potential buyers, which may be difficult for a smaller company such as us to obtain, and would also require completion of a buyer’s due diligence investigation into the strength of our patents, demonstration to the buyer that owning such patents would have defensive or offensive value, and negotiation of the price and other terms of transaction documents.

To monetize some or all of the patents by licensing would require similar steps. In addition, we may not be able to monetize our patents against companies who use our patented inventions unless they respect our ability to enforce our patents against them if they were not to agree to licenses.

To prosecute patent infringement actions may require us to commit the our cash resources to incur substantial legal fees and costs. The outcome of litigation is never certain, and the amount of damages that might be awarded to us under any judgment is also uncertain. Even if a judgment is obtained it would be subject to appeal and to the uncertainties of collection. In addition, companies whose actual or planned activities are blocked by our patents could attempt to develop technological work-arounds in order to avoid compensating us.

There can be no assurance that we will be able to effectively protect or monetize our patents, or that we will be able to obtain a return equal to the fair intrinsic value of the patents. Any effort to obtain monetization could entail significant expenses and also opportunity costs.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

SITO Mobile, our former chief executive officer, and our former chief financial officer, have been named as parties to various lawsuits arising out of, or related to, alleged violations of various federal securities laws and SEC rules and regulations and those lawsuits could adversely affect us, require significant management time and attention, result in significant legal expenses or damages, and cause our business, financial condition, results of operations, and cash flows to suffer.

A putative federal securities class action complaint has been filed against us and certain of our former officers and directors, as detailed more fully in our Annual Report on Form 10-K for the year ended December 31, 2016, on file with the SEC.

The ultimate outcome of any litigation is uncertain. Either favorable or unfavorable outcomes could have a material negative impact on our financial condition or results of operations, due to defense costs, diversion of management resources and other factors.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations, which could subject our business to higher tax liability.

We may be limited in the portion of net operating loss carry-forwards that we can use in the future to offset taxable income for U.S. federal and state income tax purposes. At December 31, 2016, we had gross, pretax U.S. federal net operating loss carry-forwards, or NOLs, of $40 million. A lack of future taxable income would adversely affect our ability to utilize these NOLs. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Future changes in our stock ownership could result in ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. On April 3, 2017, our Board adopted a Section 382 Tax Benefits Preservation Plan in an effort to diminish the risk that the Company’s ability to utilize its net operating loss carryovers or “NOLs” to reduce potential future federal income tax obligations may become substantially limited. We have recorded a valuation allowance related to our NOLs and other net deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets. Our NOLs may expire unutilized or underutilized, which would prevent us from offsetting future taxable income.

Risks Relating to our Industry

Demand for the services we provide is not yet well established.

Brand owners who are potential users of the services we provide must weigh their decisions in light of limited budgets for marketing and notification, the inertia of dealing with well-established providers of traditional modalities for marketing and notification, lack of experience with services such as ours and the perception (whether or not well founded) of technological risk and not-fully-demonstrated cost-effectiveness of our services. There are indications that the market among major brand owners for services such as ours is in an early stage of development.

System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.

Any failure of, or technical problem with, carriers’ or third parties’ billing systems, delivery or information systems, or communications networks could result in the inability of end users to receive communications or download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fail or if there is an interruption in the supply of power, an earthquake, superstorm, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business, or persuade retailers or brand owners that solutions utilizing our programs are not sufficiently reliable. This, in turn, could harm our business, operating results and financial condition.

Material defects or errors in our platform could result in customer dissatisfaction and harm our reputation, result in significant costs to us and impair our ability to sell our platform.

The software applications underlying our platform are inherently complex and may contain material defects or errors, which may cause disruptions in availability, misallocation of advertising spend or other performance problems. Any such errors, defects, disruptions in service or other performance problems with our platform could negatively impact our business and our customers’ businesses or the success of their advertising campaigns and cause customer dissatisfaction and harm to our reputation. If we have any errors, defects, disruptions in service or other performance problems with our platform, customers may reduce their usage or delay or withhold payment to us, which could result in an increase in our provision for doubtful accounts or lengthen our collection cycles for accounts receivable. Such performance problems could also result in customers making warranty or other claims against us, our giving credits to our customers toward future advertising spend or costly litigation. As a result, material defects or errors in our platform could have a material adverse impact on our business and financial performance.

Our business model depends upon our ability to continue to access advertising inventory that we do not own.

Our platform depends on access to advertising inventory controlled by publishers and various other providers, such as public ad exchanges, supply-side platforms, private marketplaces, ad networks and direct premium publishers. In particular, we rely on continued access to premium ad inventory in high-quality and brand-safe environments, viewable to consumers across multiple screens. We do not own the inventory of advertising opportunities upon which our business depends and, therefore, we might not always have access to advertising inventory of sufficient quality or volume to meet the needs of our customers’ campaigns. As a result, we may have limited visibility to our future access to inventory. Companies such as ad networks make media buying commitments to publishers, and may compete with us and restrict our access to media inventory of those publishers. Companies such as ad exchanges charge both publishers and advertisers fees and may be able to charge advertisers lower fees than us. In addition, many publishers sell a portion of their advertising inventory directly to advertisers, and publishers may seek to do so increasingly in the future. If that were to occur, we may have fewer opportunities to provide our customers access to inventory, which would harm our ability to grow our business and our financial condition and operating results would be adversely affected.

Furthermore, as the number of competing intermediaries that purchase advertising inventory from real-time bidding technologies, or RTB exchanges and that utilize advertising solutions providers continues to increase, intermediaries or their bidding processes may favor other bidders and we may not be able to compete successfully for advertising inventory available on RTB exchanges. Even if our bids are successful, the inventory may be of low quality or misrepresented to us, despite our attempts to prevent fraud and conduct quality assurance checks on inventory and we could be subject to liability and our business could be harmed.

Our ability to generate revenue depends on our ability to collect and use significant amounts of data to deliver ads, and any limitations on the collection and use of this data could significantly diminish the value of our solutions.

Our ability to optimize the placement and scheduling of advertisements for our buyers and to increase adoption of our solutions depends on our ability to successfully leverage data that we collect from our buyers, sellers, and third-parties such as data providers. Our ability to successfully leverage such data, in turn, depends on our ability to collect and obtain rights to utilize such data.

When we deliver an ad, we are often able to collect anonymous information about the placement of the ad and the interaction of the user with the ad. We, and our third-party data providers, currently employ various tracking technologies, such as cookies, pixels and automatic content recognition technology, to collect the data we use to conduct ad campaigns. These tracking technologies are used to collect information related to the consumer, such as demographic information and history of the consumer’s interactions with our advertisers’ and our sellers’ websites, and any ads we deliver. We may also be able to collect information about the user’s location. As we collect and aggregate this data provided by billions of ad impressions and the data acquired from third-party providers, we analyze it in order to optimize the placement and delivery of ads across the advertising inventory provided to us by sellers.

Further, ad-blocking technologies have emerged that have the effect of blocking the display of an advertisement. Estimates of the use of ad-blocking technologies vary by user population, type of media content, geography, and other factors, and the ultimate prevalence and effect of ad-blocking technologies is not certain, but it could have an adverse effect on our business if it reduces the volume or effectiveness (and therefore value) of advertising. In addition, some ad-blocking technologies block only ads that are targeted through use of third-party data, while allowing ads based on first-party data (i.e. data owned by the provider of the website or application being viewed). These ad-blockers could place us at a disadvantage because we rely on third-party data, while large competitors have troves of first-party data they use to direct advertising. Other technologies allow ads that are deemed “acceptable,” which could be defined in ways that place us or our clients at a disadvantage, particularly if such technologies are controlled or influenced by our competitors. Even if ad-blockers do not ultimately have a material impact on our business, investor concerns about ad blockers could cause our stock price to decline.

Finally, network carriers, providers of mobile device operating systems, and device manufacturers may also impact our ability to collect data on internet-connected devices. These carriers, operating system providers, and device manufacturers are increasingly promoting features that allow device users to disable some of the functionality of the device or its operating system, which may impair or disable the collection of data on their devices. Any interruptions, failures, or defects in our data collection, mining, analysis, and storage systems could limit our ability to aggregate and analyze user data from our clients’ advertising campaigns. If that happens, we may not be able to optimize the placement of advertising for the benefit of our buyers, which could make our solutions less valuable, and, as a result, we may lose clients and our revenue may decline.

Increased prevalence of ad-blocking has prompted examination of the effect of digital advertising industry practices upon the quality of user experiences, and changes in industry practices may emerge as a result. Such changes could reduce the viability of our existing business model, place us at a competitive disadvantage, or require us to invest significantly in developing new technologies and business practices.

If we fail to detect fraudulent or unacceptable ad placements, or if we serve advertisements on websites with inappropriate content, our reputation will be damaged, advertisers may reduce the use of or stop using our platform, and we may incur liabilities.

Our business depends in part on providing our advertisers with services that are trusted and safe for their brands and that provide the anticipated value. We frequently have contractual commitments to take reasonable measures to prevent advertisements from appearing on websites with inappropriate content or on certain websites that our advertisers may identify. Our advertisers also expect that ad placements will not be misrepresented, such as auto-play in banner placements marketed as pre-roll inventory, and that ad impressions represent the legitimate activity of human internet users. We use proprietary technologies in our efforts to detect and block inventory on websites with inappropriate content, misrepresented ad placements and fraudulent bot generated impressions. However, technologies utilized by bad actors are constantly evolving and preventing and combating fraud and inappropriate content, which is an industry-wide issue requires constant vigilance and investment of time and resources. There has recently been a significant amount of negative publicity about bot generated impressions within our industry, so our ability to combat bot generated impressions has become increasingly important. We may not always be successful in our efforts to prevent and combat fraud and inappropriate content. We may serve advertisements on inventory that is objectionable to our advertisers, and our software may also inadvertently purchase inventory on behalf of our advertisers that proves to be unacceptable for advertising campaigns, such as fraudulent bot generated impressions. In addition, negative publicity around fraudulent digital advertising placements may adversely impact the perceptions of advertisers regarding programmatic purchasing of digital advertising. As a result, we may lose the trust of our advertisers, which would harm our brand and reputation, our advertisers may reduce the use of or stop using our platform, we may be exposed to liabilities or the need to provide credits or refunds, and our business and financial performance may be harmed.

If our information systems are disrupted or unauthorized access to customer data or our data is otherwise obtained, our platform may be perceived as not being secure, customers may reduce the use of or stop using our platform, our reputation could be harmed and we may incur significant liabilities.

We collect, store and transmit information of, or on behalf of, our advertisers. Security breaches could result in the loss of information or financial assets, litigation, indemnity obligations and other liability. While we have security measures in place, our information systems and networks and those of third parties that we use in our operations are vulnerable to cybersecurity risk and ongoing threats. Our security measures may be breached as a result of third-party action, including cyber-attacks such as viruses, hacking, phishing attacks or other intentional misconduct by computer hackers, employee error, malfeasance or otherwise. This could result in one or more third parties obtaining unauthorized access to our customers’ data, our data, including intellectual property and other confidential business information, or our financial assets. Such attacks may also cause interruptions to the services we provide and cause customers to lose confidence in our platform. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. To date, unauthorized users have not had a material impact on our systems; however, there can be no assurance that such attacks may not be successful in the future.

Third parties may also attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our customers’ data or our data, including intellectual property and other confidential business information or our financial assets. Although we have developed systems and processes that are designed to protect our data and customer data and to prevent other security breaches, we cannot assure you that such measures will provide absolute security, If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose potential sales and existing customers or we could be subject to liability.

In addition we utilize third-party cloud computing services in connection with our operations. Problems faced by us or our third-party hosting/cloud computing providers, including technological or business-related disruptions, as well as cybersecurity threats, could adversely impact our business and results of operations, our ability to accurately report our financial results, as well as the experience of our customers. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time consuming and costly to qualify and implement these relationships. Therefore, our ability to manage our business would suffer if one or more of our providers suffer an interruption in their business, or experience delays, disruptions or quality control problems in their operations, or we have to change or add systems and services. We may not be able to control the quality of the systems and services we receive from third-party service providers, which could impair our ability to maintain proper controls over financial reporting and complete timely and accurate financial reporting, and may impact our business, results of operation and financial condition.

Legislation and regulation of online businesses, including privacy and data protection regimes, is expansive, not clearly defined and rapidly evolving. Such regulation could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our technology platform or business model.

Government regulation may increase the costs of doing business online. Federal, state, municipal and foreign governments and agencies (although we do not currently have operations outside of the U.S. and Canada, in the future, some of our activities may also be subject to the laws of other foreign jurisdictions) have adopted and could in the future adopt, modify, apply or enforce laws, policies, and regulations covering user privacy, data security, technologies that are used to collect, store and/or process data, advertising online, the use of data to inform advertising, the taxation of products and services, unfair and deceptive practices, and the collection (including the collection of information), use, processing, transfer, storage and/or disclosure of data associated with unique individual Internet users. Although we have not collected data that is traditionally considered personal data, such as name, email address, address, phone numbers, social security numbers, credit card numbers, financial data or health data, we typically do collect and store IP addresses and other device identifiers, which are or may be considered personal data in some jurisdictions or otherwise may be the subject of legislation or regulation. In addition, certain U.S. laws impose requirements on the collection and use of information from or about users or their devices. For instance, the Children’s Online Privacy Protection Act, or COPPA, imposes requirements on website operators and online services that are aimed at children under the age of 13 years of age. COPPA requires notice and parental consent to include persistent identifiers for behavioral advertising and other tracking across websites. Other existing laws may in the future be revised, or new laws may be passed, to impose more stringent requirements on the use of identifiers to collect user information, including information of the type that we collect. Changes in regulations could affect the type of data that we may collect, restrict our ability to use identifiers to collect information, and, thus, affect our ability to collect data, the costs of doing business online, and affect the demand for our platform, the ability to expand or operate our business, and harm our business.

U.S. and non-U.S. regulators also may implement “Do-Not-Track” legislation, particularly if the industry does not implement a standard (discussed above). The California Online Privacy Protection Act of 2003 requires operators of commercial websites and online service providers, under certain circumstances, to disclose in their privacy policies how such operators and providers respond to browser “do not track” signals.

In addition, we may inadvertently receive personal information from advertisers or advertising agencies or through the process of executing video advertising campaigns or usage of our platform. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our operations, financial performance and business. Even the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our solution by current and future advertisers and advertising agencies.

In addition, data security is of increasing concern to U.S., state and foreign regulators, and, as a result, the legal standards for data security and the consequences for violating those standards continue to evolve and the threat posed by cyber-attacks and data breaches continues to grow. While we take measures to protect the security of information that we collect, use, and disclose in the operation of our business, and to offer certain privacy protections with respect to such information, such measures may not always be effective.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated financial advisory fees and estimated offering expenses payable by us, will be approximately $5.6 million.

We currently intend to use net proceeds from this offering together with cash on hand to repay the entire principal amount outstanding, together with all accrued and unpaid interest, under our senior secured note (the “Note”) issued pursuant to the Revenue Sharing and Note Purchase Agreement. After the repayment of the Note, we will remain subject to the covenants of the Revenue Sharing and Note Purchase Agreement and remain obligated to pay the Revenue Participants under such agreement a portion of the revenues we derive from third parties in respect of certain of our patents or on account of the sale of certain products or services using these patents totaling (i) up to $5,000,000, if paid in full prior to March 31, 2018 and (ii) otherwise, up to $7,500,000 (the “Revenue Stream”). See “Risk Factors—Risks Related to the Revenue Sharing and Note Purchase Agreement.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2017:

●	on an actual basis; and

●	on an as-adjusted basis to give effect to the sale of the 1,200,000 shares of common stock, warrants to purchase 300,000 shares of common stock offered by us in this offering and the warrant to purchase 20,000 shares of our common stock offered to our financial advisor in connection with this offering after deducting estimated financial advisory fees and estimated offering expenses payable by us, and the use of proceeds therefrom.

You should read this table together with our financial statements and related notes filed in our annual, quarterly and current reports filed with the SEC.

	As of March 31, 2017
	Actual	As Adjusted

Cash and cash equivalents (1)	$6,951,574	$5,654,328

Total liabilities (1)	12,404,052	5,576,832
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none outstanding	0	0
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 20,681,047 shares issued and outstanding, actual; 21,881,047 shares issued and outstanding, as adjusted	20,680	21,881
Additional paid-in capital	158,171,361	163,770,161
Accumulated deficit	(143,838,278)	(143,908,304)
Total stockholders’ equity	14,353,763	19,883,737

____________________________________________

(1) We currently intend to use the net proceeds from this offering together with cash on hand to repay the entire principal amount outstanding, together with all accrued and unpaid interest, under our senior secured Note issued pursuant to the Revenue Sharing and Note Purchase Agreement. After the repayment of the Note, we will remain subject to the covenants of the Revenue Sharing and Notes Purchase Agreement and remain obligated to pay the Revenue Participants a Revenue Stream totaling (i) $5,000,000, if paid in full prior to March 31, 2018 and (ii) $7,500,000 thereafter.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 21,915,564 shares of common stock issued and outstanding as of July 18, 2017 and excludes, as of that date:

●	3,727,529 shares of our common stock issuable upon exercise of outstanding stock options and unvested RSU awards;

●	73,750 shares of our common stock reserved for future grants under the 2009 Plan and 2,385,507 shares of our common stock reserved for future grants under the 2010 Stock Plan;

●	all purchase rights under the Company's Section 382 Tax Benefits Preservation Plan;

●	300,000 shares of our common stock issuable upon the exercise of warrants offered hereby; and

●	20,000 shares of our common stock issuable upon the exercise of the Financial Advisor Warrant issued in connection with this offering.

DILUTION

If you purchase units in this offering, you will experience dilution to the extent of the difference between the public offering price of the units (attributing no value to the warrants) and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2017 was approximately $14,353,763 or $0.69 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our shares of common stock outstanding as of March 31, 2017. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 1,200,000 units in this offering at a price of $5.00 per unit, after deducting estimated financial advisory fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $19,883,737, or $0.91 per share. This represents an immediate increase in net tangible book value of $0.22 per share to existing stockholders and immediate dilution in net tangible book value of $4.09 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per unit	$5.00
Net tangible book value per share as of March 31, 2017	$0.69
Increase per share attributable to this offering	$0.22

As adjusted net tangible book value per share as of March 31, 2017 after this offering	$0.91
Dilution per share to new investors participating in this offering	$4.09

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 21,915,564 shares of common stock issued and outstanding as of July 18, 2017 and excludes, as of that date:

●	3,727,529 shares of our common stock issuable upon exercise of outstanding stock options and unvested RSU awards;

●	73,750 shares of our common stock reserved for future grants under the Company's 2009 Plan and 2,385,507 shares of our common stock reserved for future grants under the Company's 2010 Plan;

●	all purchase rights under the Company's Section 382 Tax Benefits Preservation Plan;

●	300,000 shares of our common stock issuable upon the exercise of warrants offered hereby; and

●	20,000 shares of our common stock issuable upon the exercise of the Financial Advisor Warrant issued in connection with this offering.

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the per share offering price to the public in this offering.

DESCRIPTION OF SECURITIES

In this offering, we are offering 1,200,000 units consisting of shares of common stock along with warrants to purchase shares of common stock and the Financial Advisor Warrant to purchase 20,000 shares of our common stock.  This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants issued to the investors and the warrant issued to our financial advisor.

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 3 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants to purchase 300,000 shares of common stock and the Financial Advisor Warrant being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of warrant provided to each investor and our financial advisor in this offering and filed on a Current Report on Form 8-K in connection with this offering.

General Terms of the Warrants

The warrants to be issued in this offering represent the rights to purchase up to 300,000 shares of common stock at an initial exercise price of $6.25 per share. Each warrant may be exercised at any time after the closing of this offering (which is currently anticipated to be July 27, 2017) and from time to time thereafter through and including the five year anniversary of the initial exercise date.

Exercise

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average of the prices or, at the option of the holder, bid price, per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants issued in this offering.

The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Certain Adjustments

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Delivery of Shares

Upon the holder’s exercise of a warrant, we will promptly, but in no event later than three (3) trading days after the holder delivers to us a notice of exercise, or the Warrant Share Delivery Date, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the warrant. We will, if either there is an effective registration statement permitting the issuance of the warrant shares to or resale of the warrant shares by holder or the warrant is being exercised via cashless exercise, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Limitations on Exercise

The number of warrant shares that may be acquired by any holder upon any exercise of the warrant shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

Additional Provisions

The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K that is incorporated herein by reference. We are not required to issue fractional shares upon the exercise of the warrants. No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants, except as set forth in the warrants. The warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

PLAN OF DISTRIBUTION

We are selling 1,200,000 units, each comprised of one share of our common stock and a warrant to purchase 0.25 of one share of our common stock offered under this prospectus supplement directly to investors in a privately negotiated transaction in which no party is acting as an underwriter or placement agent. Subject to the terms of a securities purchase agreement dated the date of this prospectus supplement, the investors have agreed to purchase and we have agreed to sell to the investors an aggregate of 1,200,000 units, consisting of an aggregate of 1,200,000 shares of our common stock and warrants to purchase 300,000 shares of our common stock at a price of $5.00 per unit. The warrants have an exercise price of $6.25 per share of common stock. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. We determined the unit price per share through negotiations with the investors. We expect to deliver the shares of common stock and warrants to purchase shares of common stock through the book entry facilities of The Depository Trust Company against payment of the aggregate purchase price for the units purchased.

Lake Street Capital Markets has acted as our financial advisor in connection with the offering and we have agreed to (i) pay them a $25,000 non-refundable retainer fee payable in cash upon execution of the engagement letter with them; (ii) pay them $150,000 30 days after execution the engagement letter with them; (iii) issue to them a five-year warrant to purchase 20,000 shares of our common stock at an exercise price of $6.25 per share with the same terms as the warrants being issued to investors in connection with this offering and (iv) reimburse them for certain reasonable out-of-pocket expenses relating to the offering, in an amount not to exceed $10,000.

Trading Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “SITO.”

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements of SITO Mobile, Ltd. as of and for the years ended December 31, 2016 and 2015, appearing in SITO Mobile, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.sitomobile.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on April 17, 2017, as amended by Form 10-K/A filed with the SEC on May 1, 2017;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 10, 2017;

●	our Current Reports on Forms 8-K and 8-K/A filed with the SEC on February 10, 2017, February 17, 2017, March 16, 2017, March 24, 2017, March 28, 2017, March 31, 2017, April 4, 2017, April 19, 2017, April 28, 2017, May 4, 2017, June 5, 2017, June 8, 2017, June 30, 2017, June 30, 2017 and July 24, 2017;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 2015 (File No. 001-37535), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at: 100 Town Square Place, Suite 204, Jersey City, NJ 07310 or (201) 275-0555.

PROSPECTUS

$50,000,000

SITO Mobile, Ltd.

Common Stock

Preferred Stock

Warrants

Units

Warrants

1,000,000 Shares of Common Stock Offered by the Selling Stockholder

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. We will determine, when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them.

In addition, the selling stockholder identified in this prospectus, and any of its pledgees, donees, transferees or other successors in interest, may offer and sell up to 1,000,000 shares of our common stock from time to time under this prospectus and any prospectus supplement. The selling stockholder may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The selling stockholder may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder. The selling stockholder will pay all underwriting discounts and commissions, if any, in connection with the sale of their shares. See “Selling Stockholder” and “Plan of Distribution.”

The shares of common stock offered by us may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SITO.” On August 18, 2016, the last reported sales price for our common stock was $5.20 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $80,181,014 based on 17,377,520 shares of common stock outstanding, of which 14,848,336 shares were held by non-affiliates, and a last reported sale price on the NASDAQ Capital Market of $5.40 per share on August 16, 2016.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

This prospectus is dated August 29, 2016

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for total gross proceeds of up to $50,000,000.

In addition, under this shelf registration process, the selling stockholder may offer and sell, from time to time, up to 1,000,000 shares of our common stock. We will not receive any proceeds from sales of our common stock by the selling stockholder. For further information about the selling stockholder, see “Selling Stockholder.”

This prospectus provides you with a general description of the securities we or the selling stockholder may offer hereunder. Each time we or the selling stockholder sell securities hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the related exhibits filed with the Securities and Exchange Commission and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The terms “SITO Mobile,” the “Company,” “we,” “our” or “us” in this prospectus refer to SITO Mobile, Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	the effects of future regulation; and

●	the effects of competition.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk factors” in the reports we file with the Securities and Exchange Commission. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents and information incorporated by reference in this prospectus, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT SITO MOBILE

We are a mobile location-based advertising platform serving businesses, advertisers and brands. Through our platform, our solutions allow marketers to create content targeted to audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices, SITO Mobile provides our customers with the ability to deliver actionable content in a real-time manner, while providing measurement and analytics that allow campaigns to be fluid and transaction driven.

The rebranding as SITO Mobile in September 2014 follows a period of expansion for the Company throughout the U.S. and Canada. The new corporate identity is intended to reinforce our emphasis on SITO’s mobile engagement platform and data driven solutions that give brands, agencies and retailers the ability to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response. Our platform also drives focus on our core offerings and launches enhancements to location-based advertising products, such as Verified Walk-in, our proprietary mobile attribution engine. We believe this will give clients the appropriate measurement, beyond click through rates to properly assess return on investment and alter advertising programs in real-time, which we believe can mean the difference in competitive advantage.

Our offerings now include:

SITO Location Based Advertising – Deliver display advertisements and videos (rich media) on behalf of advertisers, including the following features:

●	Geo-fencing – Targets customers within a certain radius of location and uses technology to push coupons, ads and promotions to

●	mobile applications.

●	Verified Walk-in – Tracks foot-traffic to locations and which ads drove action.

●	Real-time Verified Walk-In (VWI), a proprietary technology that enhances how brands measure and optimize mobile advertising campaigns by reporting attribution and performance measurements to clients in real-time to help marketers make informed campaign decisions and appropriate adjustments to optimize campaign performance mid-campaign.

●	Behavioral Targeting – Tracks past behaviors over 30-90 day increments allowing for real-time campaign management.

●	Analytics and Optimization – Culling and building measurement system used to track metrics such as user demographics, psychographics, Cost Per Thousand Ad Impressions Served (“CPM”), click-throughs and time of engagement.

SITO Mobile Messaging – Platform for building and controlling tailored programs including messaging, customer incentive programs, etc.

●	Creates a direct channel to customers;

●	Builds customer loyalty;

●	Drives consumer interaction to increase sales; and

●	Everywhere – a portal/platform where customers can manage their own campaigns and can tailor to regions and products.

We reported net losses of $445,441 and $1,375,871 for the six months ended June 30, 2016 and June 30, 2015, respectively. We reported net losses of $4,528,193 and $4,510,514 for the years ended September 30, 2015 and September 30, 2014, respectively. We have an accumulated deficit of $139,820,266 as of June 30, 2016.

Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Our telephone number is (201) 275-0555. We maintain an Internet website at www.sitomobile.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.

Except as required by law, holders of our common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon any liquidation, dissolution, or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SITO”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of our stockholders.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDER

This prospectus also relates to the possible resale of up to 1,000,000 shares of our common stock by the selling stockholder named below, from time to time, in one or more offerings. The selling stockholder is the former spouse of one of the founders of the Company and acquired such shares in April 2010 from the founder in a private transaction between the two individuals.

The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. As of August 18, 2016, there were 17,377,520 shares of our common stock outstanding.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned before Offering	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Nicole Braun	1,971,816	1,000,000	971,816	5.6%

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Plan of Distribution—Selling Stockholder

In connection with the selling stockholder:

We are registering the shares of common stock on behalf of the selling stockholder. Sales of shares may be made by the selling stockholder, including its donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents.  Sales may be made from time to time on the NASDAQ Capital Market, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices.  The shares may be sold by one or more of, or a combination of, the following:

●	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

●	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	through options, swaps or derivatives;

●	in privately negotiated transactions;

●	in making short sales entered into after the date of this prospectus or in transactions to cover such short sales; and

●	put or call option transactions relating to the shares.

The selling stockholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder has advised us that she has not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of its securities.

The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholder and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder and the selling stockholder has agreed to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by the selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of such selling stockholder and of the participating broker-dealer(s);

●	the number of shares involved;

●	the initial price at which the shares were sold;

●	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

●	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

●	other facts material to the transactions.

We are paying all expenses and fees in connection with the registration of the shares.  The selling stockholder will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of SITO Mobile, Ltd. as of and for the years ended September 30, 2015 and 2014, appearing in SITO Mobile, Ltd.’s Annual Report on Form 10-K/A for the year ended September 30, 2015, have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. The consolidated balance sheet of SITO Mobile, Ltd. as of December 31, 2015, and the related consolidated statement of operations, stockholders’ equity and cash flows for the three month period ended December 31, 2015 appearing in SITO Mobile, Ltd.’s Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2015 filed with the SEC on July 1, 2016;

●	our Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 filed with the SEC on June 17, 2016;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on August 15, 2016;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

●	our Current Reports on Form 8-K filed with the SEC on December 3, 2015, January 8, 2016, February 24, 2016, March 3, 2016, May 11, 2016, and May 31, 2016;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 19, 2016;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 2015 (File No. 001-37535), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 100 Town Square Place, Suite 204, Jersey City, NJ 07310 or (201) 275-0555.

1,200,000 Units, each consisting of one share of Common Stock and a Warrant to purchase 0.25 of one share of Common Stock

Financial Advisor Warrant to purchase 20,000 shares of Common Stock

PROSPECTUS SUPPLEMENT

July 24, 2017